EXHIBIT 10.1

AGREEMENT OF SHARE EXCHANGE

AND PLAN OF REORGANIZATION

BETWEEN

EARTHBLOCK TECHNOLOGIES INC.

AND

EARTH GEN-BIOFUEL INC .

THIS AGREEMENT made and entered into as of the 25th day of September, 2012, by and between Earthblock Technologies Inc., a Nevada corporation (hereinafter called "EBLC"), and Earth Gen-Biofuel Inc., a Nevada corporation (hereinafter called "Gen-Biofuel").

WITNESSETH THAT:

A.        EBLC is a company whose common stock may be publicly traded.

B.        GEN-BIOFUEL is a private company, which manages agricultural projects for the production of renewable resources.

C.        Subject to the approval of the Board of Directors of EBLC and GEN-BIOFUEL, EBLC and GEN-BIOFUEL shall enter into an Agreement of Exchange (hereinafter called the "Exchange Agreement") in substantially the form attached hereto and made a part hereof as Exhibit A, which provides, among other things, for the issuance by EBLC of 1,487,600,000 of its restricted common stock shares to all of the shareholders of GEN-BIOFUEL in exchange for their GEN-BIOFUEL common stock shares (the "Exchange").

D.        Following the Exchange under the Exchange Agreement, GEN-BIOFUEL will be a wholly-owned subsidiary of EBLC.

E.        It is intended that the transactions contemplated by this Agreement shall constitute an exchange conforming to the provisions of Section 368(a)(2) of the Internal Revenue Code of 1954.

NOW THEREFORE, in consideration of the mutual covenants and agreements and the benefits to be realized by each of the parties, the following transactions are hereby agreed to, subject to the conditions hereinafter stated:

1.       The Exchange

(a)        In accordance with the Exchange Agreement, on the Closing Date hereinafter referred to, and in exchange for all of the then issued and outstanding shares of capital stock of GEN-BIOFUEL (the "GEN-BIOFUEL Capital Stock"), EBLC shall issue the number of fully paid and non-assessable shares of voting EBLC common stock, $.001 par value per share (hereinafter called "EBLC Common Stock") in order to permit the Exchange to be effected in accordance with the terms of the Exchange Agreement, on the basis of FOUR (4) shares of EBLC Common Stock for each One (1) share of GEN-BIOFUEL Capital Stock, subject to rounding to a whole share as provided in the Exchange Agreement.

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If between the date hereof and the Closing Date, EBLC shall effect any reclassification, recapitalization, subdivision, combination or exchange of shares, in respect of the outstanding shares of common stock of EBLC or a stock dividend thereon shall be declared with a record date within said period, the per share amounts of EBLC Common Stock to be issued and delivered in the Exchange shall be appropriately adjusted.

(b)        EBLC shall issue and deliver as and when required by the Exchange Agreement, certificates representing the shares of EBLC Common Stock for which the shares of GEN-BIOFUEL Capital Stock outstanding immediately prior to the effective time of the Exchange shall have been exchanged as provided in the Exchange Agreement.

(c)        GEN-BIOFUEL shall submit this Agreement and the Exchange Agreement to its shareholders for majority consent, in accordance with Nevada law. GEN-BIOFUEL shall use its best efforts to receive such consents on or before September 25, 2012.

(d)        EBLC is not required under Nevada corporate law to submit this Agreement and the Exchange Agreement to its shareholders for approval.

(e)        Following the approval of the Exchange by the majority of stockholders of GEN-BIOFUEL, and upon execution of the Exchange Agreement by the officers of EBLC and GEN-BIOFUEL, a certificate of Exchange containing the information required by Nevada corporate law shall be filed with the Nevada Secretary of State.

2.       Closing

(a)        The closing of all the transactions contemplated hereby (herein called the "Closing" or the "Closing Date") shall take place at the offices of GEN-BIOFUEL in the City of Industry, County of Los Angeles, CA at 1:30 p.m. on a date within two (2) business days after all of the conditions described in paragraphs 13 and 14 hereof have been satisfied or, to the extent permitted in paragraph 15 hereof, their satisfaction has been waived. EBLC and GEN-BIOFUEL will use their best efforts to obtain the approvals specified in paragraph 7 hereof and any other of the consents, waivers or approvals necessary or desirable to accomplish the transactions contemplated by this Agreement and the Exchange Agreement. All documents required to be delivered by each of the parties hereto shall be duly delivered to the respective recipient thereof at or prior to the Closing. In no event shall the Closing Date be later than September 25, 2012, and if it is delayed beyond said date the either party shall have the right to terminate this Agreement upon notice to that effect.

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(b)        At the Closing, EBLC and GEN-BIOFUEL shall jointly direct that the Certificate of Exchange be duly filed, and it shall in accordance with such direction be filed, in Nevada so that the Exchange shall be effective as soon after the Closing Date as possible.

3.       Investigation by the Parties

EBLC and GEN-BIOFUEL each may, prior to the Closing Date, make or cause to be made such investigation of the properties of the other and its subsidiaries and of its financial and legal condition as the party making such investigation deems necessary or advisable to familiarize itself with such properties and other matters, provided, that such investigation shall not interfere with normal operations. EBLC and GEN-BIOFUEL each agrees to permit the other and its authorized agents or representatives to have, after the date of execution hereof, full access to its premises and to all of its books and records at reasonable hours, and its subsidiaries and officers will furnish the party making such investigation with such financial and operating data and other information with respect to the business and properties of it and its subsidiaries as the party making such investigation shall from time to time reasonably request. Each party further agrees that in the event that the transactions contemplated by this Agreement shall not be consummated, it and its officers, employees, accountants, attorneys, engineers and other representatives will not disclose or make available to any other person or use for any purpose unrelated to the consummation of this Agreement any information, whether written or oral, with respect to the other party and its subsidiaries or their business which it obtained pursuant to this Agreement. Such information shall remain the property of the party providing it and shall not be reproduced or copies without the consent of such party. In the event that the transactions contemplated by this Agreement shall not be consummated, all such written information shall be returned to the party providing it.

4.       Shareholders Of GEN-BIOFUEL

Prior to the Closing Date or as soon as practical, GEN-BIOFUEL agrees to obtain from each of its shareholders an agreement to the effect that: (a) such shareholder is acquiring the EBLC Common Stock to be received by him hereunder for his own account, not with a view toward distribution through a private placement by EBLC pursuant to Rule 506 of the Securities and Exchange Commission (the "SEC"); and (b) such shareholder will not sell any portion of his EBLC Common Stock for an indefinite period of time after the Closing Date except as may be allowed under the Securities and Exchange Act of 1934 as amended.

5.       State Securities Laws

EBLC and GEN-BIOFUEL will each take such steps as may be necessary on their respective parts to comply with any state securities or so-called Blue Sky laws applicable to the action to be taken by them in connection with the Exchange and the delivery by EBLC to GEN-BIOFUEL shareholders of the EBLC Common Stock pursuant to this Agreement and the Exchange Agreement.

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6.       Business Pending the Closing

(a)        From the date of this Agreement to and including the Closing Date, except as may be first approved by GEN-BIOFUEL or as is otherwise permitted or contemplated by this Agreement: (i) EBLC shall conduct its business only in the usual and ordinary course without the creation of any additional indebtedness for money borrowed maturing in more than one year; (ii) no change shall be made in the authorized capitalization of EBLC except as contemplated by this Agreement; (iii) no shares of capital stock of EBLC shall be authorized for issuance or issued and no agreement or commitment for the issuance hereof shall be entered into; (iv) no rights or elections shall be created or granted to purchase stock under any employee stock bonus, thrift or purchase plan or otherwise; (v) no amendment shall be made to EBLC's Articles of Incorporation or Bylaws, except as contemplated by this Agreement; (vi) no modification in regard to the payment of salaries or compensation to its personnel and no increase shall be made in the compensation of its personnel; (vii) no contract or commitment shall be entered into by or on behalf of EBLC and no sale or purchase of assets shall be made except in the ordinary course of business; (viii) EBLC will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees and to maintain satisfactory relationships between EBLC and its suppliers, customers, regulatory agencies, and other having business relations with it; (ix) EBLC shall make no amendments or contributions to any profit sharing plan; and (x) the Board of Directors of EBLC will not declare any dividends on, or otherwise make any distribution in respect of, its outstanding shares of capital stock;

(b)        From the date of this Agreement to and including the Closing Date, except as may be first approved by EBLC or as is otherwise permitted or contemplated by this Agreement: (i) GEN-BIOFUEL (which term shall, where applicable in this paragraph 6, and specified in paragraph 11 hereof) shall conduct its business only in the usual and ordinary course without the creation of any additional indebtedness exceeding $10,000 for money borrowed maturing in more than one year, except for the lease of capital equipment pursuant to leasing company commitments outstanding prior to the date of this Agreement; (ii) no change shall be made in the authorized capitalization of GEN-BIOFUEL, except as contemplated by this Agreement; (iii) no shares of capital stock of GEN-BIOFUEL shall be authorized for issuance or issued and no agreement or commitment for the issuance thereof shall be entered into; (iv) no rights or elections shall be created or granted to purchase stock under any employee stock bonus, thrift or purchase plan or otherwise; (v) no amendment shall be made to GEN-BIOFUEL's Articles of Incorporation or Bylaws, except as contemplated by this Agreement; (vi) no modification shall be made in GEN-BIOFUEL's in regard to the payment of salaries or compensation to its personnel and no increase shall be made in the compensation of its personnel, provided that nothing herein shall preclude, (1) the continuation of GEN-BIOFUEL's present practice of periodically reviewing the salaries of its personnel and granting normal increase in such salaries or compensation to such personnel, or (2) the hiring of new personnel at a salary or compensation deemed reasonable in the ordinary course of business; (vii) no contract or commitment shall be entered into by or on behalf of GEN-BIOFUEL and no sale or purchase of assets shall be made except in the ordinary course of business; (viii) GEN-BIOFUEL will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees and to maintain satisfactory relationships between GEN-BIOFUEL and its suppliers, customers, regulatory agencies, and others having business relations with it; (ix) GEN-BIOFUEL shall make no amendments or contributions to its profit sharing plan; and (x) the Board of Directors of GEN-BIOFUEL will not declare any dividends on, or otherwise make any distribution in respect of, its outstanding shares of capital stock.

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7.     Efforts to Obtain Approvals and Consents

In addition to EBLC and GEN-BIOFUEL obtaining the requisite shareholder approval as described in paragraph 1 hereof, EBLC and GEN-BIOFUEL will use all reasonable and proper efforts to obtain, where required, the approval and consent: (i) of any governmental authorities having jurisdiction over the transactions contemplated in this Agreement; and (ii) of such other persons whose consent is required to the transactions contemplated by this Agreement.

8.     Cooperation Between Parties

EBLC and GEN-BIOFUEL shall fully cooperate with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their obligations under this Agreement, including the preparation of financial statements and the supplying of information.

9.      No Tax Ruling

EBLC and GEN-BIOFUEL agree that they will not attempt to obtain ruling from the United States Internal Revenue Service to the effect that for Federal income tax purposes no gain or loss will be recognized to the holders of GEN-BIOFUEL Capital Stock upon the receipt of EBLC Common Stock in exchange for their GEN-BIOFUEL shares in accordance with the provisions of this Agreement and the Exchange Agreement.

10.     Representations of EBLC

EBLC represents, warrants and agrees that:

(a)        EBLC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and it is duly qualified to do business and in good standing in every jurisdiction in which the nature of its business of the character of its properties makes such qualification necessary. EBLC has the corporate power and any necessary governmental authority to own or lease their respective properties now owned and to carry on their respective business as now being conducted.

(b)        As of September 25, 2012 the capitalization of EBLC as described herein and in the attached Share Exchange Agreement will remain unchanged. The outstanding capital stock of EBLC has been duly authorized and issued and is fully paid and non-assessable. EBLC has no commitment to issue nor will it issue any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from EBLC, any shares of its capital stock, except for those shares issued in conformity with paragraph 6(a)(iii) above.

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(c)        The shares of EBLC Common Stock which are to be issued and delivered to the GEN-BIOFUEL shareholders pursuant to the terms of this Agreement and the Exchange Agreement, when so issued and delivered, will be validly authorized and issued and will be fully paid and non-assessable. No stockholder of EBLC, or other person, will have any preemptive rights in respect to the EBLC Common stock.

(d)        All of the previously filed financial statements filed with the SEC through December 31, 2007 present fairly the financial condition of EBLC, at the periods indicated therein, and the results of its operations and changes in financial position for the year and periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. EBLC has not completed any reviews or audits of its financial statements for the period after December 31, 2007. Since that time EBLC has incurred material liabilities and financial commitments that are not included in the December 31, 2007 annual report on form 10-K-SB. These obligations have been disclosed to GEN-BIOFUEL in the disclosures and financial information provided as part of the due diligence process and have incurred in the ordinary course of business since December 31, 2007. EBLC has provided GEN-BIOFUEL with all requested business and financial information for the periods since December 31, 22007. Since September 1, 2012 to the date of this Agreement, there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of EBLC, except in the ordinary course of business or as contemplated by this Agreement. Nor has EBLC, except in the ordinary course of business or as contemplated by this Agreement, incurred any indebtedness for money borrowed. There have been no tax returns or reports of EBLC that may or may not have been required by law filed since December 31, 2007. EBLC may be obligated for taxes, assessments and other governmental charges now due to be paid or filed by EBLC. GEN-BIOFUEL was been informed that all liabilities of EBLC as disclosed by EBLC and the some of the books and records of EBLC have not been brought up to date and may not be adequate and EBLC does not may any representation as to possibility of any actual or proposed additional assessments in respect of taxes, against it or requirements imposed by governmental agencies to file reports.

(e)        Except for changes resulting from the ordinary course of its business, EBLC, will on the Closing Date own, the full right, title and interest in and to all its property and assets (excluding property leased from others) in each case free and clear of all mortgages, liens, restrictions, charges and other encumbrances and defects of title (other than easements, rights of way, reservations and other conditions of title, encumbrances and defects of title which are not individually or in the aggregate materially adverse to the business of EBLC).

(f)        Subsequent to September 1, 2012, EBLC has not declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any such action, except as expressly provided for in Paragraph 6(a)iii above this Agreement. EBLC will not take any such action during the period between the date hereof and the Closing Date, except as expressly provided for in paragraph 14 below.

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(g)        EBLC is not engaged in or a party to, or to the knowledge of EBLC threatened with, any material legal action or other proceeding before any court or administrative agency, except as set forth in disclosures made by EBLC and previously furnished to GEN-BIOFUEL. EBLC, to the knowledge of EBLC, has not been charged with, and is not under investigation with regard to, any charge concerning any presently pending material violation of any provision of Federal, State or other applicable law or administrative regulations in respect of its business except as set forth in said memorandum.

(h)        There has not been, since September 1, 2012, and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer or distribution of any assets or properties on the part of EBLC except in the ordinary course of business.

(i)        EBLC has adequate permits or operating rights without unusual restrictions to allow it to conduct the business in which it is presently engaged except in certain instances where in the reasonably exercised judgment of EBLC the lack of a current permit or operating right has no adverse effect on the conduct of such business.

(j)        Except in each case as set forth in disclosures to EBLC and previously furnished to GEN-BIOFUEL, as of the date of this Agreement EBLC is not a holder of or a party to any: (i) written or oral contract for employment of any officer or other person, (ii) contract with any labor union, (iii) bonus, pension, profit sharing, retirement, stock purchase, stock option, insurance, or similar plan or practice in effect with respect to its employees or other person, (iv) indenture of mortgage, debenture, indenture, loan or borrowing agreement, (v) bonding arrangement, including performance bond, (vi) continuing contract for future purchase, sale, lease or distribution of materials, services, supplied, products, or equipment involving annual payments in excess of $1,000, (vi) lease or other commitment for the rental of office space, storage or other facilities, (viii) contract or lease agreement for the acquisition or lease of motor vehicles, (ix) patent, patent application, patent right, patentable inventions, trademark, trademark registration and applications therefore, trade name, copyright, copyright registration and application therefore, patent license granted to or by EBLC and in force or contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries improvements, shop rights, processes, formulae or other know-how, presently owned or held, in whole or in part, by EBLC, (x) insurance policy covering its properties, buildings, machinery, equipment, furniture, fixtures or operations, or the life of any person, (xi) agreement between a present employee of EBLC and persons, firms or corporations other than EBLC relating in whole or in part to disclosure, assignment or patenting of inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, including without limitation thereto, to the best knowledge of EBLC, agreements entered into by such employees prior to the time they became employees of EBLC, or (xii) material contract or commitment not made in the ordinary course of business.

(k)        The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by EBLC will not conflict with or result in any material breach of any of the terms, conditions, or provision of, or constitute a default under, or result in the creation of, any lien, charge or encumbrance upon any of the property or assets of EBLC or any of its subsidiaries pursuant to any corporate charter, bylaw, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement), or other instrument to which EBLC is a party or by which it is bound or affected.

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(l)        This Agreement and the information furnished hereunder on behalf of EBLC do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact which materially adversely affects or in the future (so far as EBLC can now foresee) will materially adversely affect the business operations, affairs or condition of EBLC or any of the properties or assets which has not been set forth in this Agreement and other documents and papers furnished hereunder.

11.     Representations of GEN-BIOFUEL

GEN-BIOFUEL represents, warrants and agrees that:

(a)        GEN-BIOFUEL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. GEN-BIOFUEL has the corporate power and any necessary governmental authority to own or lease its properties now owned or leased and to carry on its business as now being conducted. GEN-BIOFUEL is duly qualified to do business and in good standing in every jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary.

(b)        GEN-BIOFUEL has no commitment to issue nor will it issue any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from GEN-BIOFUEL, any shares of its capital stock, except for those shares issued or to be issued in conformity with paragraph 6(b)(iii) above.

(c)        Since September 1, 2012, there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of GEN-BIOFUEL and no change except in the ordinary course of business or as contemplated by this Agreement. GEN–BIOFUEL has not been required to file any tax returns and reports as may be required by law to be filed. There are no taxes, assessments and other governmental charges now due (other than any still payable without penalty) upon GEN-BIOFUEL upon any of their properties or assets have been paid. All amounts, which have been reflected as liabilities on the books of GEN-BIOFUEL in respect of taxes are considered adequate and GEN-BIOFUEL does not know of any actual or proposed additional assessments in respect of taxes, against it.

(d)        Except for changes resulting from the ordinary course of its business and except for the mortgages, liens, restrictions, charges and other encumbrances set forth in the disclosures provided by GEN-BIOFUEL and previously furnished to EBLC, GEN-BIOFUEL owns and will on the Closing Date own, the full right, title and interest in and to all their property and assets (excluding property leased from others) in each case free and clear of all mortgages, liens, restrictions, charges and other encumbrances and defects of title (other than easements, rights of way, reservations and other conditions of title, encumbrances and defects of title which are not individually or in the aggregate materially adverse to the business of GEN-BIOFUEL).

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(e)        Subsequent to September 1, 2012, GEN-BIOFUEL has not declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any such action, except as expressly provided for in this Agreement. GEN-BIOFUEL will not take any such action during the period between the date hereof and the Closing Date except as provided herein.

(f)        GEN-BIOFUEL is not engaged in or a party to, or to the knowledge of GEN-BIOFUEL threatened with, any material legal action or other proceeding before court or administrative agency. GEN-BIOFUEL to the best of its knowledge has not been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, State or other applicable law or administrative regulations in respect of its business.

(g)        There has not been, since September 1, 2012, and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer or distribution of any assets or properties on the part of GEN-BIOFUEL or its subsidiaries, except in the ordinary course of business.

(h)        GEN-BIOFUEL has adequate permits or operating rights without unusual restrictions to allow them to conduct the business in which they are presently engaged, except in certain instances where in the reasonably exercised judgment of GEN-BIOFUEL the lack of a current permit or operating right has no adverse effect on the conduct of such business.

(i)        Except in each case as set forth in the information provided by GEN-BIOFUEL and previously furnished to EBLC, as of the date of this Agreement GEN-BIOFUEL is not a holder of or a party to any written or oral (i) contract for employment of any officer or other person other than its officers and Directors, (ii) contract with any labor union, (iii) bonus, pension, profit sharing, retirement, stock purchase, stock option, insurance, or similar plan or practice in effect with respect to its employees or other persons, (iv) indenture of mortgage, debenture, indenture, loan or borrowing agreement, (v) bonding arrangement, including performance bond, (vi) continuing contract for future purchase, sales, lease or distribution of materials, services, supplies, products, or equipment involving annual payments in excess of $10,000, (vii) lease or other commitment for the rental of office space, storage or other facilities, (viii) contract or lease agreement for the acquisition or lease of motor vehicles, (ix) patent, patent application, patent right, patentable inventions, trademark, trademark registration and applications therefore, trade name, copyright, copyright registration and application therefore, patent license granted to or by GEN-BIOFUEL and in force or contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, presently owned or held, in whole or in part, by GEN-BIOFUEL, (x) insurance policy covering its properties, buildings machinery, equipment, and persons, firms or operations, or the life of any person, (xi) agreement between a present employee of GEN-BIOFUEL and persons, firms or corporations other than GEN-BIOFUEL relating in whole or in art to disclosure, assignment or patenting of inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, including without limitation thereto, to the best knowledge of GEN-BIOFUEL, agreements entered into by such employees prior to the time they became employees of GEN-BIOFUEL, or (xii) material contract or commitment not made in the ordinary course of business.

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(j)        GEN-BIOFUEL has the corporate power to enter into this Agreement, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action, and this Agreement constitutes the valid and binding obligation of GEN-BIOFUEL.

(k)        The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by GEN-BIOFUEL will not conflict with or result in any beach of any of them terms, conditions or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of GEN-BIOFUEL pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement) or other instrument to which GEN-BIOFUEL is a party or by which it is bound or affected.

(l)        This Agreement and information and documents furnished hereunder on behalf of GEN-BIOFUEL do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact which materially adversely affects or in the future (so far as GEN-BIOFUEL can now foresee) will materially adversely affect the business operations, affairs or condition of vitro or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Agreement or other documents and papers furnished hereunder.

12.     Survival of Warranties

The representations and warranties made herein by EBLC and GEN-BIOFUEL shall survive the Closing hereunder.

13.     Conditions to the Obligations of EBLC

The obligations of EBLC hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

(a)        This Agreement and the transactions contemplated hereby shall have been approved by a majority of the outstanding shares of GEN-BIOFUEL Capital Stock and GEN-BIOFUEL's Board of Directors.

(b)        Each shareholder of GEN-BIOFUEL will have properly executed and delivered to EBLC as soon as practical the shareholder's agreement described in paragraph 4 hereof.

(c)        GEN-BIOFUEL shall have delivered all current financial information in a form acceptable to EBLC (the "GEN-BIOFUEL Financial Information").

(d)        GEN-BIOFUEL shall deliver to EBLC a certificate of GEN-BIOFUEL's President which states all of the GEN-BIOFUEL Financial Information presents fairly the financial condition of GEN-BIOFUEL, as indicated therein, and the results of its operations and changes in financial position for the partial period of operations as acceptable to EBLC and that GEN-BIOFUEL has no material liabilities or commitments other than as listed or noted on the GEN-BIOFUEL Financial Information, or as incurred in the ordinary course of business.

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(e)        The representations and warranties of GEN-BIOFUEL contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business, and EBLC shall have received from GEN-BIOFUEL at the Closing a certificate, dated the Closing Date, of the President of GEN-BIOFUEL to that effect.

(f)        Each and all of the respective agreements of GEN-BIOFUEL to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and GEN-BIOFUEL shall have delivered to EBLC a certificate dated the Closing Date, of the President of GEN-BIOFUEL to that effect.

14.     Conditions to the Obligations of GEN-BIOFUEL

The obligations of GEN-BIOFUEL hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

(a)        This Agreement and the transactions contemplated hereby shall have been approved by EBLC's Board of Directors.

(b)        All the terms and covenants of this Agreement to be complied with or performed by EBLC shall have been fully complied with and performed.

(c)        All representations and warranties of EBLC contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and EBLC shall have delivered to GEN-BIOFUEL a certificate dated the Closing Date of the President of EBLC to that effect.

(d)        The necessary approvals described in paragraph 7 hereof shall have been granted.

(e)        EBLC's President, Chief Executive Officer, Secretary, Treasurer shall resign from those offices and the both Directors of EBLC shall appoint George Shen as President and Chief Executive Officer and Secretary of EBLC to serve at the discretion of the Board of Directors.

(e)        The two Directors of EBLC shall appoint George Shen to serve as the sole director until such time as additional directors are appointed or until the next regular annual meeting and upon such appoint the two current shall reign their Board of Directors positions.

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15.     Termination and Modification Rights

(a)        This Agreement (except for the last three sentences of paragraph 3 hereof) may be terminated at any time prior to the Closing Date by (1) mutual consent of the parties hereto authorized by their respective Boards of Directors or (2) upon written notice to the other party, by either party upon authorization of its Board of Directors:

    (i)        if in its reasonably exercised judgment there shall have occurred a material adverse change in the financial condition or business of the other party or the other party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either party comes to the attention of the other party;

    (ii)        if the terms, covenants or conditions of this Agreement to be complied with or performed by one of the other parties at or before the Closing Date shall not have been materially complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the party giving notice of termination; and

    (iii)        if any action or proceeding shall have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Agreement or if the consummation of such transactions would subject either of such parties to liability for breach of any law or regulation.

(b)        As provided in paragraph 2(a), this Agreement may be terminated by either party upon notice to the other in the event the Closing shall not be held by September 25, 2012.

(c)        Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to the benefit thereof, by action taken by the Board of Directors of such party; and any such term or condition may be amended at any time, by an agreement in writing executed by the chairman of the Board or the President of each of the parties pursuant to authorization by the respective Boards of Directors; provided however, that no amendment of any principal term of the Exchange shall be effected after approval of this Agreement by the shareholders of GEN-BIOFUEL, unless such amendment is approved by such shareholders in accordance with the respective state corporation law.

16.     Expenses

In the event this Agreement is terminated without consummation at the Closing, EBLC and GEN-BIOFUEL shall each pay all of its respective expenses incurred for the purpose of carrying this Agreement into effect, except that each party hereto, in addition to its own expenses, shall pay all of the non-breaching party's reasonable out-of-pocket expenses if termination is caused by a breach of any representation or warranty made in this Agreement or a default by said party in performance of any obligation hereunder.

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17.     Finders

Each of the parties represents that no broker, agent, finder or similar person has been retained or paid and that no brokerage fee or other commission has been agreed to be paid for or on account of this Agreement.

18.     Governing Law And Venue

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio, United States of America. The parties hereby expressly agree that the proper venue for any claim or cause of action by the parties shall be in a court of proper jurisdiction in Cincinnati, Ohio and the each party upon execution of this Agreement consents to the service of process from such court.

19.     Notices

Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

Earthblock Technologies Inc.

Attn: James Hines, Director and Secretary

5888 Crittenden Drive

Cincinnati OH 45224

Earth Gen-Biofuel Inc.

George Shen, Chairman and President

17870 Castleton Street, # 205

City Of Industry CA 91748

20.     Binding Nature and Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but it may not be assigned by any party without the consent of the other.

21.     Assignment

Rights and obligations of a party to this Agreement may not be assigned or transferred without the other party's prior written consent thereto.

22.     Modification

No modification or amendment of this Agreement shall be valid unless it is in writing and signed by both parties hereto.

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23.     Complete Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the parties.

24.     Waiver

The waiver by either party of a breach of any term of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

25.     Headings

The headings in this Agreement are inserted for convenience only and shall not be considered in interpreting the provisions hereof.

26.     Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(THIS SPACE LEFT BLANK)

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized by a majority of their directors as of the date first above written.

EARTHBLOCK TECHNOLOGIES INC.

By:	/s/ Gregory Pitner
Gregory Pitner, President

EARTH GEN-BIOFUEL INC.

By:	/s/ George Shen
George Shen, President

15

EXHIBIT A

AGREEMENT OF EXCHANGE

OF

EARTHBLOCK TECHNOLOGIES INC.

AND

EARTH GEN-BIOFUEL INC.

AGREEMENT OF EXCHANGE made as of the 25th day of September 2012, by and between EARTHBLOCK TECHNOLOGIES INC., a Nevada corporation (herein "EBLC"), and EARTH GEN-BIOFUEL INC., a Nevada corporation (herein "GEN-BIOFUEL"). EBLC and GEN-BIOFUEL are sometimes hereinafter collectively referred to as the "Constituent Corporations".

RECITALS:

EBLC is a Nevada corporation with authorized capital stock consists of 2,000,000,000 shares of common stock, $.001 par value (the "EBLC Common Stock"), of which 101,965,018 shares of EBLC Common Stock were issued and outstanding as of September 25, 2012 and 20,000,000 shares of EBLC Common Stock were reserved for issuance upon exercise of any outstanding common stock purchase warrants or options. There are 65,000,000 shares of Common stock reserved for issue upon the conversion of certain Convertible Notes. There are 10,000,000 shares of preferred stock, $.001 par value the "EBLC Preferred Stock"), of which 2 shares of EBLC Series “A” Preferred Stock were issued and outstanding as of September 25, 2012 and no shares of EBLC Preferred Stock were reserved for issuance upon exercise of any outstanding preferred stock purchase warrants or options.

GEN-BIOFUEL is a Nevada corporation with authorized capital stock consists of 399,000,000 shares of common stock, $.0001 par value (the "GEN-BIOFUEL Common Stock") of which 376,900,000 shares of GEN-BIOFUEL Common Stock were issued and outstanding as of September 25, 2012 and no shares of GEN-BIOFUEL Common Stock were reserved for issuance upon exercise of any outstanding common stock purchase warrants, options or convertible securities. There are 1,000,000 Shares of Preferred stock $0.0001 par value authorized with no shares issued or outstanding.

EBLC and GEN-BIOFUEL have entered into an Agreement of Share Exchange and Plan of Reorganization dated September 25, 2012 (the "Reorganization Agreement") setting forth certain representations, warranties, agreements and conditions in connection with the exchange provided for herein.

The respective Board of Directors of EBLC and GEN-BIOFUEL have, by resolution, duly approved the execution of and the transaction contemplated by the Reorganization Agreement and this Agreement of Exchange and directed that they be submitted to the shareholders of GEN-BIOFUEL for adoption and approval.

1

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I

EXCHANGE

1.1     In accordance with the provisions of this Agreement and Section 1(a) of Reorganization Agreement 376,900,000 shares of GEN-BIOFUEL Common Stock outstanding as the Effective Date of the Exchange. One (1) share GEN-BIOFUEL shall be exchanged for four (4) shares of EBLC Common Stock to be issued upon the Effective Date of the Exchange. EBLC shall be and is herein sometimes referred to as the "Acquiring Corporation".

1.2     Upon the Effective Date of the Exchange (as defined in Article III hereof) GEN-BIOFUEL: (i) shall become a wholly-owned subsidiary of EBLC, (ii) shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Exchange, and (iii) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Date of the Exchange. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired.

1.3     EBLC hereby agrees that at and after the time when the Exchange shall become effective and as and when required by the provisions of the Reorganization Agreement, EBLC will issue certificates representing that number of shares of common stock, $.001 par value, of EBLC (collectively, the "Exchange Shares") for which shares of GEN-BIOFUEL Common Stock issued and outstanding immediately prior to the Effective Date of the Exchange will, as of the Effective Date of the Exchange and by virtue of the Exchange, be exchanged as hereinafter provided.

1.4     The Exchange shall not become effective until the following actions shall have been completed: (i) this Agreement of Exchange shall have been adopted and approved by majority consent of the shareholders of GEN-BIOFUEL in accordance with the requirements of Nevada corporate law; and (ii) all of the other conditions precedent to the consummation of the Exchange specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof.

II

EXCHANGE OF SHARES

The manner and basis of exchanging shares of GEN-BIOFUEL Common Stock for the Exchange Shares and the exchange of certificates therefore, shall be as follows:

2.1     Each one (1) share of GEN-BIOFUEL Common Stock which shall be issued and outstanding immediately prior to the Effective Date of the Exchange shall, by virtue of the Exchange and without any action on the part of the holder thereof other than that set forth in the Reorganization Agreement, be exchanged at the Effective Date of the Exchange into Four (4) shares of the Exchange Shares, as described in Exhibit 1 to this Agreement where the individual shareholders of GEN-BIOFUEL are listed with their number of GEN-BIOFUEL Common Stock shares and the number of EBLC Common Stock shares they are to receive in the Exchange. If between the date hereof and the Effective Date of the Exchange, EBLC or GEN-BIOFUEL shall either effect any reclassification, recapitalization, subdivision, combination or exchange of shares, in respect of their respective outstanding common stock, or a stock dividend thereon shall be declared with a record date within said period, the per share amounts of the Exchange Shares to be issued and delivered as provided in this Agreement shall be appropriately adjusted.

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2.2     After the Effective Date of the Exchange certificates evidencing outstanding shares of GEN-BIOFUEL Common Stock shall evidence the right of the holder thereof to receive certificates for shares of the Exchange Shares at the applicable rate as aforesaid. Each holder of GEN-BIOFUEL Common Stock, upon surrender of their certificates or by the instruction and confirmation by the CEO of GEN-BIOFUEL shall receive the Exchange Shares and upon the issue of the Exchange Shares the exchange shall be deemed complete. Certificate holders of GEN-BIOFUEL presenting certificates, which prior thereto represented shares of GEN-BIOFUEL Common Stock, to EBLC's stock transfer agent, which shall act as the exchange agent (the "Exchange Agent") for such shareholder to effect the exchange of certificates on their behalf, shall be entitled upon such surrender or upon the receipt of instruction of the CEO of EBLC shall receive a certificate or certificates representing the number of whole shares of the Exchange Shares into which the shares of GEN-BIOFUEL Common Stock theretofore represented by the certificate or certificates so surrendered or through instruction of the CEO shall have been exchanged as aforesaid. Until so surrendered or the issue of Exchange Shares, each such outstanding certificate for shares of GEN-BIOFUEL Common Stock shall be deemed for all corporate purposes, including voting rights, subject to the future provisions of this Article II, to evidence the ownership of the shares of the Exchange Shares into which such shares have been so exchanged. No dividends or distributions will be paid to persons entitled to receive certificates for shares of the Exchange Shares pursuant hereto until such persons shall have surrendered their certificates which prior to the Effective Date of the Exchange represented shares of GEN-BIOFUEL Common Stock; but there shall be paid to the record holder of each such certificate, with respect to the number of whole shares of the Exchange Shares issued in exchange therefore (i) upon such surrender, the amount of any dividends or distributions with a record date subsequent to the Effective Date of the Exchange and prior to surrender which shall have become payable thereon once the Effective Date of the Exchange, without interest, and (ii) after such surrender, the amount of any dividends thereon with a record date subsequent to the Effective Date of the Exchange and prior to surrender and the payment date of which shall be subsequent to surrender; such amount to be paid on such payment date.

2.3     No certificate representing a fraction of a share of the Exchange Shares will be issued and no right to vote or receive any distribution or any other right of a shareholder shall attach to any fractional interest in a share of the Exchange Shares to which any holder of shares of GEN-BIOFUEL Common Stock would otherwise be entitled hereunder. In lieu thereof, each holder of shares of GEN-BIOFUEL Common Stock entitled to a fraction of a share of the Exchange Shares shall receive one whole share of EBLC Common Stock if the fraction of a share is equal to or greater than one-half share (.50); otherwise, the holder of the fraction of a share shall receive no additional share.

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2.4     If any certificate for shares of the Exchange Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of the Exchange Shares in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.5     At the Effective Date of the Exchange, all shares of GEN-BIOFUEL Common Stock, which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be canceled.

III

EFFECTIVE DATE OF EXCHANGE; ABANDONMENT OF EXCHANGE

3.1     Subject to the provisions of this Article III, this Agreement shall be submitted to the shareholders of GEN-BIOFUEL as provided in the Reorganization Agreement. If adopted and approved by the vote of the majority of shareholders of each of the Constituent Corporations, if required by statute, and if all of the conditions precedent to the consummation of the Exchange specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then unless terminated as provided in this Article III, the Exchange Certificate shall be filed with Nevada. The Effective Date of the Exchange is the date upon which a duly executed copy of the Exchange Certificate is filed with the appropriate office in Nevada. The date when the Exchange shall become effective as aforesaid is herein called the "Effective Date of the Exchange".

3.2     This Agreement of Exchange may be terminated and the proposed Exchange abandoned at any time prior to the Effective Date of the Exchange, and whether before or after approval of this Agreement of Exchange by the Board of Directors or shareholders of either of the Constituent Corporations, in the manner provided in the Reorganization Agreement.

IV

MISCELLANEOUS

4.1     For the convenience of the parties hereto and to facilitate the filing of this Agreement of Exchange, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

4.2     At any time prior to the Effective Date of the Exchange the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive (in the manner specified in Paragraph 16 of the Reorganization Agreement) any breach or inaccuracy in the representations and warranties contained in this Agreement of Exchange or in the Reorganization Agreement or in any document delivered pursuant thereto, or (c) waive (in the manner specified in Paragraph 15 of the Reorganization Agreement) compliance with any of the covenants, conditions or agreements contained in this Agreement of Exchange or in the Reorganization Agreement.

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4.3     The corporation parties to this Agreement are also parties to the Reorganization Agreement. The two agreements are intended to be construed together in order to effectuate their purposes, and said agreements are intended as a plan or reorganization within the meaning of Section 368 of the Internal Revenue Code of 1954, as amended.

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement of Exchange to be signed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto, all as of the date first above written.

EARTHBLOCK TECHNOLOGIES INC.

By:	/s/ Gregory Pitner
Gregory Pitner, President

EARTH GEN-BIOFUEL INC.

By:	/s/ George Shen
George Shen, President

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EXHIBIT 1

SHAREHOLDERS OF EARTH GEN-BIOFUEL INC.

APPROVAL OF ACQUISITION BY EARTHBLOCK TECHNOLOGIES INC.

The Board of Directors of Earthblock Technologies Inc. has unanimously approved the acquisition of a 100% interest in Earth Gen-Biofuel Inc. and hereby request approval of at least 50.01% of the shareholders of record of Earth Gen-Biofuel Inc.

As of September 25, 2012 there are 371,100,000 shares issued and outstanding of Earth Gen-Biofuel Inc.

The following people and entities, which represent a majority of the shareholders, hereby approve the transaction with Earthblock Technologies Inc., and approve the terms and conditions of the Reorganization Agreement and the Exchange Agreement with Earthblock Technologies Inc.

Shareholder	Number of Shares		Signature	Date

George Shen	125,000,000		/s/ George Shen	September 25, 2012
Kote Chu	80,000,000		/s/ Kote Chu	September 25, 2012
Sean Kai Dan	65,000,000		/s/ Sean Kai Dan	September 25, 2012
Total Shares Approving	270,000,000	72.12%
Total Shares Issued	371,100,000